Exhibit 3

                  Third Party Pledge Agreement

                                           Date     March 3, 1995


Pledgor      LARRY ADDINGTON    SECURED    KENTUCKY BANK & TRUST
                              PARTY

BUSINESS OR                     ADDRESS    900 DIEDERICH BOULEVARD
RESIDENCE
ADDRESS

CITY,                           CITY,
STATE &                         STATE &
ZIP CODE                        ZIP CODE   RUSSELL, KY 41169


1.     Security Interest and Collateral.  To secure (check one):

     XX     the payment and performance of each and every debt,
liability and obligation of every type and description which ADDINGTON, ROBERT AND DONNA ("Debtor") may now or at any time hereafter owe to Secured Party (whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several; all such debts, liabilities and obligations being herein collectively referred to as the "Obligations"),

     ___     the debt, liability or obligation of
___________________ ("Debtor") to Secured Party evidenced by or arising under the following:
    , and any extensions, renewals or replacements thereof (herein referred to as the "Obligations"),

Pledgor hereby grants Secured Party a security interest (herein called the "Security Interest") in (check one):

     ___     all property of any kind now or at any time hereafter
owned by Pledgor, or in which Pledgor may now or hereafter have an interest, which may now be or may at any time hereafter come into the possession or control of Secured Party or into the possession or control of Secured Party's agents or correspondents, whether such possession or control is given for collateral purposes or for safekeeping, together with all proceeds of and other rights in connection with such property (herein called the "Collateral").

     XX     the property owned by Pledgor and held by Secured Party
that is described as follows:  67,000 SHARES OF ADDINGTON
RESOURCES, INC. STOCK, together with all rights in connection with that property (herein called the "Collateral").

2. Representations, Warranties and Covenants. Pledgor represents, warrants and covenants that:

     (a) Pledgor will duly endorse, in blank, each and every instrument constituting Collateral by signing on said instrument or by signing a separate document of assignment or transfer, if required by Secured Party.

     (b) Pledgor is the owner of the Collateral free and clear of all liens, encumbrances, security interests and restrictions, except the Security Interest and any restrictive legend appearing on any instrument constituting Collateral.

     (c) Pledgor will keep the Collateral free and clear of all liens, encumbrances and security interests, except the Security
Interest.

     (d) Pledgor will pay, when due, all taxes and other governmental charges levied or assessed upon or against any Collateral.

     (e) At any time, upon request by Secured Party, Pledgor will deliver to Secured Party all notices, financial statements, reports or other communications received by Pledgor as an owner or holder of the Collateral.

     (f) Pledgor will upon receipt deliver to Secured Party in pledge as additional Collateral all securities distributed on account of the Collateral such as stock dividends and securities resulting from stock splits, reorganizations and recapitalizations.


3. Rights of Secured Party. Pledgor agrees that Secured Party may at any time, whether before or after the occurrence of an Event of Default and without notice or demand of any kind, (i) notify the obligor on or issuer of any Collateral to make payment to Secured Party of any amounts due or distributable thereon, (ii) in Pledgor's name of Secured Party's name enforce collection of any Collateral by suit or otherwise, or surrender, release or exchange all or any part of it, or compromise, extend or renew for any period any obligation evidenced by the Collateral, (iii) receive all proceeds of the Collateral, and (iv) hold any increase or profits received from the Collateral as additional security for the Obligations, except that any money received from the Collateral shall, at Secured Party's option, be applied in reduction of the Obligations, in such order of application as Secured Party may determine, or be remitted to Debtor.


THIS AGREEMENT CONTAINS ADDITIONAL PROVISIONS SET FORTH ON PAGE 2
          HEREOF, ALL OF WHICH ARE MADE A PART HEREOF.



                              LARRY ADDINGTON
                                        PLEDGOR'S NAME

                              By
                                 LARRY ADDINGTON

                              Title:

                              By

                              Title:

BANKERS SYSTEMS, INC., ST. CLOUD, MN  56302 (1-800-397-2341 FORM
M-150  5/20/91                                   (page 1 of 2)




                        AGREEMENT


     WHEREAS, ROBERT ADDINGTON and DONNA ADDINGTON, (hereinafter "Addington", including also Larry Addington), 3513 Briarwood Drive, Catlettsburg, Kentucky, have borrowed from KENTUCKY BANK & TRUST OF GREENUP COUNTY (hereinafter "KBT") the sum of $1,400,000.00 evidenced by a Note dated March 3, 1995, in said amount with a copy of said Note being attached hereto as Exhibit "A"; and

     WHEREAS, said Note is secured by 200,000 shares of Addington
Resources, Inc. common stock owned solely by Robert Addington, and 67,000 shares of Addington Resources, Inc. common stock owned solely by Larry Addington;

      WHEREAS, the parties wish to enlarge the terms and conditions of the Note between the parties regarding the ability of KBT to accelerate sums due under said Note, including principal and interest;

     NOW BE IT AGREED by and between the parties hereto as follows:

    1. That this Agreement shall act as a supplement to the Note between the parties set forth in Exhibit "A" hereto.

     2. That one of the purposes, but not the sole purpose, of this Agreement is to set forth certain terms and conditions under which KBT may accelerate the terms of the Note set forth in Exhibit "A" with the granting of certain rights by Addington to KBT regarding the security for said Note.

     3. Specifically, it is further understood and agreed that if at any time the fair market value of the collateral to this agreement only same being 267,000 shares of Addington Resources, Inc. common stock, (i.e. if the value of KBT's collateral less commissions falls under $2,000,000, then upon written notice, and at KBT's sole election, KBT may demand that additional collateral be pledged against said loan in addition to the 267,000 shares of Addington Resources, Inc. stock for the purpose of bringing the net value of the collateral mentioned in this agreement up to $2,000,000 and if said additional collateral necessary to raise the value of KBT's collateral under this agreement to a net of $2,000,000 is not fully pledged within twenty-four (24) hours of the date of delivery of the notice then KBT, at its sole election, may forthwith sell the pledged collateral, pay off all principal and interest and costs of sale, and forward the balance of funds, if any, to Addington.

      Fair market value shall be determined by the published bid price of the stock of Addington Resources, Inc. at the close of any trading day as published in The Wall Street Journal.

      In the event KBT fails to exercise its rights to request additional collateral and/or declines to sell the Addington Resources, Inc. stock on any given occasion when it has the right to do so, same shall not be deemed a waiver of any sort, and said option shall extend to KBT on each and every occasion said collateral falls below the amount specified above.

      4. For purposes of execution of this Agreement only, execution of this Agreement by Robert Addington, individually, and Larry Addington, individually, shall operate as the Limited Power of Attorney of Robert Addington, individually, and Larry Addington, individually, for purposes of negotiating and selling the pledged collateral only, and said Limited Power of Attorney herein granted, if needed, shall be effective only in the event that all conditions precedent herein shall have been met in full.

     5. That this agreement in its entirety shall be binding upon and inure to the Estates of Robert Addington, individually, and Larry Addington, individually, and each of them, and their heirs and personal representatives.

     6. That nothing herein shall in any way, shape or form void or otherwise set aside any other loan document executed and in the possession of KBT by any of the parties hereto, including but not limited to any additional collateral pledged against the Note which is Exhibit "A" to this agreement regardless of whether or not said additional collateral is specifically mentioned in this agreement.

    This 3rd day of March, 1995.


/s/ Jeffrey D. Elswick            /s/ Robert Addington
WITNESS                           ROBERT ADDINGTON


(See Notary)                      /s/ Larry Addington
WITNESS                           LARRY ADDINGTON


                                  KENTUCKY BANK & TRUST OF
                                  GREENUP COUNTY


/s/                               BY: /s/ Jeffrey D. Elswick
WITNESS                           TITLE:  Senior Vice President


STATE OF KENTUCKY:

COUNTY OF GREENUP:

     The foregoing instrument was acknowledged before me this 3rd day of March, 1995, by ROBERT ADDINGTON.

                                   /s/ Jeffrey D. Elswick
                                   NOTARY PUBLIC

     My Commission expires:  3-21-97.

STATE OF KENTUCKY:

COUNTY OF BOYD:

     The foregoing instrument was acknowledged before me this 6th day of March, 1995, by LARRY ADDINGTON.


                                   /s/ Crystal Johnson
                                   NOTARY PUBLIC

     My Commission expires:  6-10-98.





                             EXHIBIT "A"

ROBERT ADDINGTON        KENTUCKY BANK & TRUST     ACCOUNT #: 521497
DONNA ADDINGTON         900 DIEDERICH BOULEVARD   LOAN NUMBER 25939
P. O. BOX A             RUSSELL, KY 41169        DATE MARCH 3, 1995
OLIVE HILL, KY 41164                    MATURITY DATE MARCH 2, 2000
                                         LOAN AMOUNT $1,400,000.00
                                         RENEWAL OF

BORROWER'S NAME AND     LENDER'S NAME AND ADDRESS
 ADDRESS "I" includes   "You" means the lender, its
each borrower above,    successors and assigns.
jointly and severally.

For value received, I promise to pay to you, or your order, at your address listed above the PRINCIPAL sum of ONE MILLION FOUR HUNDRED THOUSAND AND NO/100 DOLLARS $1,400,000.00

XX Single Advance: I will receive all of this principal sum on March 3, 1995. No additional advances are contemplated under this note.

       Multiple Advance:  The principal sum shown above is the
       maximum amount of principal I can borrow under this note.
       On _________ I will receive the amount of $           and
       future principal advances are contemplated.

             Conditions:  The conditions for future advances are


             Open End Credit: You and I agree that I may borrow up to the maximum amount of principal more than one time. This feature is subject to all other conditions and expires on ________________.

             Closed End Credit: You and I agree that I may borrow up to the maximum only one time (and subject to all other conditions).

INTEREST: I agree to pay interest on the outstanding principal balance from MARCH 3, 1995 at the rate of 11.000% per year until FIRST CHANGE DATE.

XX      Variable Rate:  This rate may then change as stated below.

        XX Index Rate: The future rate will be 2.000% OVER the following index rate: NEW YORK PRIME RATE AS PUBLISHED IN THE WALL STREET JOURNAL

            No Index: The future rate will not be subject to any internal or external index. It will be entirely in your control.

        XX Frequency and Timing: The rate on this note may change as often as DAILY

            A change in the interest rate will take effect ON
            THE SAME DAY

        XX  Limitations:  During the term of this loan, the
            applicable annual interest rate will not be more than
            24.000% or less than    %. THE RATE MAY NOT CHANGE MORE
            OFTEN THAN EVERY DAY NOR MORE THAN 1.0000% EACH DAY

        Effect of Variable Rate: A change in the interest rate will have the following effect on the payments:

        XX  The amount of each scheduled payment will change.

            The amount of the final payment will change.


ACCRUAL METHOD:  Interest will be calculated on a ACTUAL/365 basis.

POST MATURITY RATE: I agree to pay interest on the unpaid balance of this note owing after maturity, and until paid in full, as stated below:

         XX on the same fixed or variable rate basis in effect before maturity (as indicated above).

             at a rate equal to

XX  LATE CHARGE:  If a payment is made more than 10 days after it is due, I agree to pay a late charge of 5.000%
                  OF THE LATE PAYMENT WITH A MAXIMUM OF $25.00

XX  ADDITIONAL CHARGES:  In addition to interest, I agree to pay
  the following charges which   XX   are   are not   included in
  the principal amount above:  DOC. FEE-$1,500

PAYMENTS:  I agree to pay this note as follows:

XX  Interest:  I agree to pay accrued interest WITH PRINCIPAL

XX  Principal: I agree to pay the principal ON DEMAND, BUT IF NO
               DEMAND IS MADE:

XX Installments: I agree to pay this note in 60 payments. The first payment will be in the amount of $30,446.80 and will be due APRIL 2, 1995. A payment of $30,446.80 will be due EACH MONTH thereafter. The final payment of the entire unpaid balance of principal and interest will be due MARCH 2, 2000

ADDITIONAL TERMS:

   THIS NOTE IS SECURED BY 200,000 SHARES OF ADDINGTON RESOURCES,
   INC. COMMON STOCK AND 196 SHARES OF RALEIGH MINE SUPPLY COMMON
   STOCK, OWNED BY ROBERT ADDINGTON, AND 67,000 SHARES OF
   ADDINGTON RESOURCES, INC. COMMON STOCK, OWNED BY LARRY
   ADDINGTON, EVIDENCED BY SECURITY AGREEMENTS OF EVEN DATE.


PURPOSE: The purpose of this loan    SIGNATURES:  I AGREE TO THE is
BUSINESS:  PERSONAL EXPENSE AND      TERMS OF THIS NOTE (INCLUDING
WORKING CAPITAL.                     THOSE ON PAGE 2).  I have
                                     received a copy on today's date.

Signature for Lender                 /s/ Robert Addington
                                     ROBERT ADDINGTON

                                     /s/ Donna Addington
                                     DONNA ADDINGTON

                                                      (page 1 of 2)